Board of Directors Representation — Term Sheet

Between:               Mr. James Paterson, and
                       Essential Innovations Technology Corp.

To:                    Mr. James Paterson

From:                  Mr. Jason McDiarmid, President/CEO
                       Essential Innovations Technology Corp.

Re: Position with Essential Innovations Technology Corp. Board of Directors

This Term Sheet is to serve as a binding agreement between parties as it relates to Mr. James Paterson and his active role as a member of the Essential Innovations Technology Corp., Board of Directors.

This document is to provide absolute clarity as to the terms of the working relationship that will now officially appoint Mr. James Paterson to the Board of Directors of Essential Innovations Technology Corp.

General Responsibilities will include, but not be limited to, providing corporate advisory services relating to:

        o Accounting and finance requirements
        o M&A strategy and planning
        o Providing assistance and guidance with the development of conventional banking facilities
        o Acting as Independent Member of the EI Audit Committee
        o Assisting in the raising of financing for the Company whether debt and/or equity
        o Responsible for introductions to help develop markets for the EI products
        o Corporate structuring issues

The Initial period and term for the agreement is recognized to be 1 year from an effective date of September 7, 2006. It has been agreed between Mr. James Paterson and Essential Innovations Technology Corp. that compensation for services on the Board of Directors for this 1-year period is to be:

        o 175,000 common shares of 144 stock on his signing

Mr. James Paterson will also be granted an option agreement for 250,000 shares vesting immediately upon signing, priced @ $0.30/share, exercisable until September 7th, 2011.

Assuming both parties are satisfied at the end of the 1-year term, the Agreement will be reviewed to be renewed for another 1 year.

The Company will reimburse the undersigned for all reasonable and pre-disclosed out-of-pocket expenses incurred by the undersigned in entering into and performing this agreement, including (but not limited to) travel and communication expenses.  Such reimbursable expenses will be payable upon receipt by the Company of the undersigned’s invoices.

In the event that there are to be board meetings for which attendance is necessary in person, telephonically or otherwise, then compensation will be due to the Board Member as follows:

If telephonically then the Board member will be paid $500/ call, or

If in person, then $1,000/ day + all travel (Business Class), food and accommodation expenses

Heretofore, this Term Sheet has been agreed to between Essential Innovations Technology Corp. and Mr. James Paterson.

This Term Sheet is hereby signed and agreed to by the principal parties to the agreement as is shown by the dates and signatures below:

/s/ Jason McDiarmid                                           9/07/2006
Mr. Jason McDiarmid                                           Date of Execution
President/CEO
Essential Innovations Technology Corp.

/s/ James Paterson                                            9/07/2006
Mr. James Paterson                                            Date of Execution